EXHIBIT 99.1

UNAUDITED CONSOLIDATED BLANCE SHEET AS OF JANUARY 18, 2014
AND UNAUDITED STATEMENT OF OPERATIONS FOR THE PERIOD
MARCH 1, 2013 THROUGH JANUARY 18, 2014

U-SWIRL, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

January 18, 2014
ASSETS

Current assets
Cash	$521,700
Accounts receivable, net	114,800
Inventory	70,400
Prepaid expenses	75,700
Total current assets	782,600

Leasehold improvements, property and equipment, net	2,388,100

Other assets
Deposits	41,800
Franchise rights	8,380,000
Other assets	534,100
Total other assets	8,955,900

Total assets	$12,126,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$735,100
Total current liabilities	735,100

Deferred rent	97,300
Deferred revenue	316,400
Notes payable, related party	7,045,100
Total liabilities	8,193,900

Stockholders' equity
Common stock	19,500
Additional paid-in capital	11,267,000
Accumulated deficit	(7,353,800)
Total stockholders' equity	3,932,700

Total liabilities and stockholders' equity	$12,126,600

U-SWIRL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

For the Period from
March 1, 2013 to
January 18, 2014

Revenues
Cafe sales, net of discounts	$3,602,300
Franchise royalties and fees	1,110,300
Total revenues	4,712,600

Cafe operating costs
Food, beverage and packaging costs	1,182,300
Labor and related expenses	962,000
Occupancy and related expenses	794,700
Marketing and advertising	209,400
General and administrative	1,364,300
Depreciation and amortization	305,500
Total costs and expenses	4,818,200
Loss from operations	(105,600)

Interest expense	21,600

Income (loss) from continuing operations before income taxes	(84,000)
Provision for income taxes	-
Net loss	$(84,000)